Exhibit 99.1

OUTERWALL ANNOUNCES LEADERSHIP CHANGE

Director Nora M. Denzel Appointed Interim Chief Executive Officer

J. Scott Di Valerio Steps Down as CEO

Provides Narrowed Fourth Quarter 2014 Guidance At or Above Previous Guidance Ranges

BELLEVUE, Wash. – January 20, 2015 – Outerwall Inc. (Nasdaq: OUTR) today announced that Nora M. Denzel, a member of Outerwall’s Board of Directors since 2013, has been appointed by the Board to serve as interim chief executive officer and that J. Scott Di Valerio has stepped down as Outerwall’s chief executive officer and resigned from the Board.

“On behalf of the company, we want to thank Scott for his many contributions to Outerwall. We believe the company is well-positioned due to its strong operating and financial foundation and a deep and talented team of employees. Outerwall continues to capitalize on its market-leading brands to drive profitability and deliver value for shareholders, partners and customers,” said Nelson Chan, chair of Outerwall’s Board of Directors. “To accelerate the progress we are making, the Board believes that now is the right time for a leadership change.”

“We are pleased that Nora has agreed to serve as interim CEO and share her significant technology experience and expertise in this role,” continued Chan. “Nora has been an active and valuable contributor to the Outerwall Board since she joined in 2013, including service on the Audit and Compensation Committees. She has a deep understanding of our business, operations and the strategies we are implementing to drive results.”

“I look forward to continuing to work alongside the Outerwall Board and management team in this expanded role,” said Nora M. Denzel, interim CEO of Outerwall. “With the support of our management team and dedicated employees, I am confident that we will continue to successfully execute on our business priorities.”

The Outerwall Board will immediately initiate a search process to identify the next CEO.

Company Narrows Fourth Quarter 2014 Guidance Ranges

Outerwall currently expects consolidated revenue for the fourth quarter of 2014 to be approximately $598 million to $602 million. Core adjusted EBITDA from continuing operations is expected to be approximately $140 million to $142 million, and core diluted EPS from continuing operations is expected to be between $2.40 and $2.52. In addition, Outerwall expects free cash flow for the full-year 2014 to be between $235 million and $240 million.

Outerwall will provide 2015 annual guidance on its upcoming fourth quarter 2014 earnings conference call. The company currently expects low single-digit revenue growth and core adjusted EBITDA from continuing operations to be approximately in-line with expected 2014 actuals.

FOURTH QUARTER 2014 EARNINGS CONFERENCE CALL

On February 5, 2015, Outerwall will report its fourth quarter and full-year 2014 financial results after the market close. The company’s earnings press release and prepared remarks will be available in the Investor Relations section of Outerwall’s website at www.outerwall.com.

Outerwall also will host a conference call on February 5, 2015 at 2:30 p.m. PST (5:30 p.m. EST) to discuss fourth quarter and full-year 2014 results and full-year 2015 guidance in more detail. The conference call will be webcast live and archived in the Investor Relations section of Outerwall’s website at www.outerwall.com.

ABOUT NORA M. DENZEL

Nora M. Denzel has been a Director of Outerwall since February 2013. From February 2008 through August 2012, Denzel held various management positions at Intuit Inc., including senior vice president of marketing, big data and social product design, and senior vice president and general manager of QuickBooks employee management business unit. Previously, Denzel served as senior vice president of the global software business unit and the storage and consulting divisions at Hewlett-Packard Company from August 2000 to February 2006. Denzel has also worked at Legato Systems Inc., a data storage management software company, and International Business Machines Corporation.

ABOUT OUTERWALL INC.

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. Outerwall deliveries breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “forecast,” “intend,” “anticipate,” “goals,” “guidance,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include, among other things, statements regarding Outerwall Inc.’s management changes and certain financial information, including updated guidance. Forward-looking statements are not guarantees of performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall Inc., as well as from risks and uncertainties beyond Outerwall Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	execution and integration of management changes,

•	actions by Outerwall Inc.’s board and management,

•	changes resulting from completing our financial statements and guidance analysis process,

•	changes in rental prices,

•	competition from other entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into new businesses, including ecoATM and SAMPLEit,

•	our ability to repurchase stock and the availability of an open trading window,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the timing of new DVD releases and the inability to receive delivery of DVDs on the date of their initial releases to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	the effective management of our content library,

•	the timing of the release slate and the relative attractiveness of titles in a particular quarter or year,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	the ability to generate sufficient cash flow to timely and fully service indebtedness and adhere to certain covenants and restrictions,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect performance (including future results), please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall Inc.’s expectations as of the date of this press release. Outerwall Inc. undertakes no obligation to update the information provided herein.

Investor Contact:

Angie McCabe, Vice President, Investor Relations

Tel: 425-943-8754

angie.mccabe@outerwall.com

Media Contact:

Art Pettigrue, Senior Director of Corporate Communications

Tel: 425-943-8576

art.pettigrue@outerwall.com